STOCK PURCHASE RIGHTS

AGREEMENT

RORY WELCH,

As the Party Responsible for the Sale of 100%

of the Issued and Outstanding Shares of 100% Share Interest of

WALA, INC.

and

LANDSTAR, INC.,

As the LDSR of the Shares

_____________, 2019

STOCK PURCHASE RIGHTS AGREEMENT

I

PARTIES

THIS STOCK PURCHASE RIGHTS AGREEMENT (the “Agreement”) is entered into effective as of the ____ day of ________, 2019 (the “Effective Date”), by and between RORY WELCH, an individual residing in the State of Illinois, (the “Welch”), as the selling shareholder of WALA, INC., a Louisiana corporation doing business under the name ARCMAIL TECHNOLOGY (the “ArcMail”); and, LANDSTAR, INC., a Nevada corporation (the “LDSR”). LDSR and Welch are sometimes referred to collectively herein as the “Parties”, and each individually as a “Party”.

II

RECITALS

A. Welch is the owner of that number of shares of stock of ArcMail as reflected on Exhibit II-A, attached hereto and incorporated herein by reference (the “Welch Shares”).

B. Welch is a party to that certain Stock Purchase and Redemption Agreement dated 01 September 2014 (the “Stock Purchase Agreement”), and a Series B Preferred Stock Purchase Agreement, under which, among other things, Welch has the right to issue and acquire additional shares of stock of ArcMail which, when combined with the Welch Shares, currently represents 79% of the duly authorized, validly issued, and currently outstanding shares of capital stock of ArcMail (the “Welch Share Interest”). A copy of the Stock Purchase Agreement is attached hereto as Exhibit II-B-1; copy of the Series B Preferred Stock Purchase Agreement is attached hereto as Exhibit II-b-2.

C. Concurrent with the execution of this Agreement, (i) ArcMail and LDSR have entered into an Exclusive License And Management Agreement (the “License Agreement”); (ii) Welch, ArcMail and LDSR have entered into a Business Covenants Agreement; and, (iii) and related documents (collectively, the “Transaction Documents”). Capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the License Agreement.

D. Welch desires to make available for purchase hereunder by LDSR the Welch Share Interest, and LDSR desires to have the right to acquire the Welch Share Interest from the Welch pursuant to the terms, covenants, and conditions contained herein.

E. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

III

SALE AND TRANSFER OF STOCK

3.1 Purchase Rights. As of and on the Closing, LDSR shall have the absolute right to acquire the shares constituting and comprising the Welch Share Interest (the “Shares”) in accordance with the schedule of Section 3.2, with each “Date of Purchase Right” referred to as a “Purchase Right”. In accordance therewith, Welch shall sell, transfer, convey and deliver to LDSR (whether from the Welch Shares or pursuant to his rights under the Stock Purchase Agreement), and LDSR shall acquire Shares from Welch, pursuant to this Agreement.

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3.2 Purchase Schedule. LDSR shall have the right to acquire Shares in accordance with the following schedule:

Date of Purchase Right	Cash Due	Cash Value of LDSR Shares	Percentage of 100% Share Interest Acquired
Closing	-0-	$95,000	12.50%

3-month anniversary of Closing	$50,000	$85,000	6.25%

6-month anniversary of Closing	$50,000	$85,000	6.25%

9-month anniversary of Closing	$50,000	$85,000	6.25%

12-month anniversary of Closing	$50,000	$85,000	6.25%

15-month anniversary of Closing	$50,000	$85,000	6.25%

18-month anniversary of Closing	$50,000	$85,000	6.25%

21-month anniversary of Closing	$50,000	$85,000	12.50%

24-month anniversary of Closing	$50,000	$85,000	12.50%

27-month anniversary of Closing	$50,000	$85,000	Remainder

Payment of the above amounts shall be made in accordance with the Stock Purchase Agreement, the Series B Preferred Stock Purchase Agreement, and any other arrangements or agreements between Welch or ArcMail and shareholders and certain creditors of ArcMail, which have been disclosed to LDSR and not be otherwise in conflict with this Agreement.

3.3 Exercise of Each Purchase Right. On or before the date of each Purchase Right LDSR shall notify Welch of its intent to exercise the respective Purchase Right. LDSR shall then have five (5) days after the Date of Purchase Right to deliver the necessary consideration to acquire the Shares of that Purchase Right.

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3.4 Termination of Purchase Rights. In the event that LDSR fails to timely (i) exercise any Purchase Right; or, (ii) transfer the necessary consideration to Welch, then all remaining Purchase Rights shall terminate and this Agreement shall be of no further force and effect. In the event that this Agreement is terminated by LDSR’s failure to exercise all Purchase Rights, ArcMail and Welch shall each have the option to repurchase from LDSR all of the Shares that LDSR has purchased hereunder. The option must be exercised within 30-days of the early termination of this Agreement by payment to LDSR of the same amount paid by LDSR for the Shares.

3.5 Cross Default. This Agreement and the continuing right of LDSR to exercise the Purchase Rights is further conditioned on the continued enforceability of the License Agreement. If at any time LDSR fails to tender timely payment under the License Agreement and ArcMail rightfully terminates the License Agreement, then as of the termination of the License Agreement all remaining Purchase Rights shall terminate and this Agreement shall be of no further force and effect.

3.6 Delivery of Consideration. In order to timely deliver consideration for each Purchase Right, LDSR shall, within the time frame under Section 3.3, above, wire to Welch the cash proceeds, and have the transfer agent for LDSR confirm that the shares of LDSR restricted common stock (the “LDSR Shares”) has been issued.

3.7 Valuation of LDSR Shares. For purposes of valuing the LDSR Shares, and determining the number of LDSR Shares to be issued, under each Purchase Right, the Parties agree to use the average closing price for LDSR Shares for the ten (10) trading days immediately preceding each respective Date of Purchase Right.

3.8 ArcMail Share Certificates. Within five (5) days of closing each respective Purchase Right Welch shall deliver to LDSR an ArcMail share certificate representing the ArcMail shares acquired in the Purchase Right, duly endorsed for transfer, and free and clear of all liens and encumbrances.

IV

REPRESENTATIONS AND WARRANTIES BY WELCH

Welch hereby represents and warrants to LDSR that the representations and warranties contained in this Article IV are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article IV), except as otherwise expressly provided for to contrary herein:

4.1 Effect of Agreement. As of the Closing, the consummation by Welch of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which he is a party, will not:

(a) Violate any judgment, statute, law, code, act, order, writ, rule, ordinance, regulation, governmental consent or governmental requirement, or determination or decree of any arbitrator, court, or other governmental agency or administrative body, which now or at any time hereafter may be applicable to and enforceable against the relevant party, work, or activity in question or any part thereof (collectively, “Requirement of Law”) applicable to or binding upon Welch, ArcMail, or any of the Shares;

(b) Violate the terms of the Stock Purchase Agreement or any other material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon Welch, ArcMail, or any of the Shares; or

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(c) Result in the breach of, constitute a default under, constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any part of the Business under any agreement, commitment, contract (written or oral) or other instrument to which Welch or ArcMail is a party, or by which any of the Shares are bound or affected.

4.2 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of this Agreement by Welch.

4.3 Authorization. Welch has the requisite power and authority under the Stock Purchase Agreement to ensure that Welch can deliver the Welch Share Interest if and when LDSR exercises the Purchase Rights, according the purchase schedule set forth in this Agreement at Section 3.2.

4.4 Authorized and Outstanding Shares Interest. The authorized and the issued and outstanding shares of capital stock of ArcMail is summarized on Exhibit 4.4, attached hereto and incorporated herein by reference (the “Capital Structure”). The Capital Structure is true and correct. All of the Shares are validly issued and outstanding, fully paid and nonassessable. None of the Shares have been issued in violation of any preemptive rights or any federal or state securities laws.

4.5 Title to the Shares. Except as otherwise provided for under the Stock Purchase Agreement, and the Series B Preferred Stock Purchase Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments or agreements to which ArcMail or Welch is a party or by which it is bound relating to its authorized stock or the Shares. The Shares are owned beneficially and of record as indicated in the Capital Structure. Welch has full right and title to the Welch Shares, free and clear of any lien or encumbrance whatsoever, and full and unrestricted right and power to sell and deliver the Welch Shares pursuant to the provisions of this Agreement without obtaining the consent or approval of any other person. Welch also has and full and unrestricted right and power to sell and deliver the remainder of the Welch Share Interest pursuant to the provisions of this Agreement.

4.6 Title to the Shares. Welch shall deliver to LDSR all of the Shares free and clear of any lien or encumbrance whatsoever.

4.7 Material Defaults. Neither Welch nor ArcMail1 is in material default, or alleged to be in default, under any material agreement, contract, lease, mortgage, commitment, instrument or obligation, and no other party to any agreement, contract, lease, mortgage, commitment, instrument or obligation to which Welch or ArcMail is a party is in default thereunder, which default would materially and adversely affect the rights of LDSR hereunder.

4.8 Investor Related Matters. With regard to its receipt of LDSR Shares hereunder, Welch hereby represents as follows:

(a) Welch has been given the opportunity to obtain any information from LDSR he reasonably requested, and Welch has been furnished all such information so requested.

1 LDSR is aware of and has reviewed, the current July 2018 Forbearance Agreement between Welch and the Noteholders, setting for the rights of the Noteholders as derived from the Stock Purchase Agreement.

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(b) Welch has sufficient knowledge and experience in business and financial matters that he is capable of evaluating the risks and merits of acquiring the LDSR Shares hereunder.

(c) Welch is an “accredited investor” for purposes of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”).

(d) Welch will acquire the LDSR Shares hereunder in the ordinary course of his business, and for his own account and not with a view to or for distributing or reselling such LDSR Shares or any part thereof in violation of the Securities Act or any applicable state securities law.

(e) Welch understands that the LDSR Shares will be characterized as “restricted securities” under applicable federal securities laws inasmuch as they are being acquired hereunder in a transaction not involving a public offering and that under such laws and applicable regulations the LDSR Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Welch represents that he is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(f) Welch understands that the LDSR Shares have not been and will not be registered under the Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and therefore Welch will not be able to resell or otherwise transfer such LDSR Shares unless they are registered under the Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available. Welch has no immediate need for liquidity in connection with this investment, and does not anticipate that he will be required to sell such LDSR Shares in the foreseeable future.

4.9 Disclosure. No representation or warranty made by Welch in this Agreement or in any writing furnished or to be furnished pursuant to or in connection with the Transaction Documents knowingly contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. Welch has disclosed to LDSR all material information known to it related to the Shares.

V

REPRESENTATIONS AND WARRANTIES BY LDSR

LDSR hereby represents and warrants to Welch that the representations and warranties contained in this Article V are true, correct, and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Article V), except as otherwise expressly provided for to contrary herein:

5.1 Organization. LDSR is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Nevada, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted, and is not in violation or default of any of the provisions of its Certificate or Articles of Incorporation, Bylaws, or other organizational or charter documents.

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5.2 Execution and Performance of Agreement. LDSR has the requisite right, corporate power, authority, and capacity to enter into, execute, deliver, perform, and carry out the terms and conditions of this Agreement and (i) each of the Transaction Documents; and, (ii) each of the other instruments and agreements to be executed and delivered by LDSR in connection with this Agreement, as well as all transactions contemplated hereunder. All requisite corporate proceedings have been taken and LDSR has obtained all approvals, consents, and authorizations necessary to authorize the execution, delivery, and performance by LDSR of this Agreement, and each of the Transaction Documents to which it is a party. This Agreement has been duly and validly executed and delivered by LDSR and constitutes the valid, binding, and enforceable obligation of LDSR, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law.

5.3 Effect of Agreement. As of the Closing, the consummation by LDSR of the transactions herein contemplated, including the execution, delivery and consummation of this Agreement and the Transaction Documents to which it is a party, will not:

(a) Violate any Requirement of Law applicable to or binding upon LDSR;

(b) Violate (i) the terms of the Certificate of Incorporation or Bylaws of LDSR; or, (ii) any material agreement, contract, mortgage, indenture, bond, bill, note, or other material instrument or writing binding upon LDSR or to which LDSR is subject; or

(c) Result in the breach of, constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, any agreement, commitment, contract (written or oral) or other instrument to which LDSR is a party or is otherwise bound or affected.

5.4 Consents. No consents, approvals or other authorizations or notices, other than those which have been obtained and are in full force and effect, are required by any state or federal regulatory authority or other person or entity in connection with the execution and delivery of the Transaction Documents and the performance of any obligations contemplated thereby.

5.5 Investigation. Prior to the Closing, LDSR will have had the opportunity to investigate the books, records and the Financial Statements. As of the Closing, LDSR will be executing this Agreement based upon its own independent investigation and evaluation of the Business and its prospects, and the covenants, representations and warranties of Welch set forth herein. LDSR is expressly not relying on any oral representations made by Welch with regard to the Welch Share Interest.

5.6 Securities Representations. With regard to its acquisition of Shares hereunder, LDSR hereby represents as follows:

(a) LDSR has been given the opportunity to obtain any information from Welch it reasonably requested, and LDSR has been furnished all such information so requested.

(b) LDSR has sufficient knowledge and experience in business and financial matters that it is capable of evaluating the risks and merits of acquiring the Shares hereunder.

(c) LDSR is an “accredited investor” for purposes of Regulation D under the Securities Act.

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5.7 Financial Statements. The financial statements of LDSR dated _____________, 2018 (the “Financial Statements”), which have been previously delivered by LDSR to ArcMail, are true, complete and accurate in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of LSDR as of the date thereof. Except to the extent reflected and reserved against in the Financial Statements, ArcMail did not have, as of the date of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, except for those obligations that are not required by generally accepted accounting principles to be included in the Financial Statements.

5.8 Changes in Financial Condition. Since the date of the Financial Statements, there has not been:

(a) Any material change in the condition (financial or otherwise) or business of LDSR, except changes in the ordinary course of business, none of which has been materially adverse;

(b) Any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties, assets, business or prospects of LDSR;

(c) Any change in the accounting methods or practices followed by LDSR or any change in the depreciation or amortization policies or rates adopted by LDSR (whether or not presently outstanding), except liabilities incurred, and obligations under agreements entered into, in the ordinary course of business; or

(d) Any sale, lease, abandonment or other disposition by LDSR, other than in the ordinary course of business, of any machinery, equipment or other operating properties directly or indirectly related to the Business.

5.9 Legal Proceedings. Except as set forth in Schedule 5.9, attached hereto and incorporated herein by reference, there is no claim, legal action, suit, arbitration, investigation or hearing, notice of claims or other legal, administrative or governmental proceedings pending or to the best knowledge of LDSR, threatened against LDSR (or in which LDSR is plaintiff or otherwise a party thereto), and, to the best knowledge of LDSR, there are no facts existing which might result in any such claim, action, suit, arbitration, investigation, hearing, notice of claim or other legal, administrative or governmental proceeding that might reasonably be expected to have a material adverse effect or that might reasonably be expected to threaten or impede the consummation of the transactions contemplated by this Agreement. LDSR has not waived any statute of limitations or other affirmative defense with respect to any of its liabilities. There is no continuing order, injunction, or decree of any court, arbitrator, or governmental or administrative authority to which LDSR is a party. LDSR has not been permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or regulatory body from engaging in or continuing any conduct or practice.

5.10 Assistance to Welch. LDSR hereby agrees that upon Welch satisfying all applicable securities rules and regulations to enable his LDSR Shares to be treated as free-trading, LDSR shall render all reasonable assistance and take all action necessary to remove all such restrictions on the LDSR Shares acquired by Welch under this Agreement.

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VI

ADDITIONAL OBLIGATIONS AND AGREEMENTS

6.1 Survival of Representations. All of the covenants, agreements, representations, and warranties made by each Party, or pursuant hereto or in connection with the transactions contemplated hereby, shall survive the Closing for a period of three (3) years.

6.2 Brokers. Each Party represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder’s fee or other commission. Each Party agrees to indemnify and hold harmless the other Parties with respect to any claim for any brokerage or finder’s fee or other commission.

6.3 Expenses. All costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by the Party incurring said expense.

6.4 Taxes. Each Party shall bear responsibility for their own respective taxes, if any, arising out of the consummation of the transactions contemplated herein and for the filing of all necessary tax returns and reports with respect to such taxes.

VII

NOTICES

All notices, requests, demands and other communications required or permitted to be given hereunder shall be effected pursuant to the provisions of Article VIII, below, as follows:

If to LDSR:	With a copy to:
Mr. Keith A. Rosenbaum, Esq.
SPECTRUM LAW GROUP, APC, INC.
23 Corporate Plaza, Suite 150.
Newport Beach, California 92660,
keith@spectrumlawgroup.com

If to Welch:	With a Copy to:
Mr. Michael P. Mangan, Esq.
MANGAN GINSBERG LLP, INC.
80 Maiden Lane, Suite 304.
New York, New York 10038,
mpm@mangan-ginsberg.com

VIII

ADDITIONAL PROVISIONS

The provisions of Article XIII of the License Agreement, inclusive, are incorporated herein by reference as if set forth in full herein. All such provisions shall be deemed amended for consistency and to expressly apply to this Agreement.

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IX

EXECUTION

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties in Wake County, North Carolina, and shall be effective as of and on the Effective Date. Each of the undersigned Parties hereby represents and warrants that it (i) has the requisite power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder; and, (ii) it is duly authorized and empowered to execute and deliver this Agreement.

WELCH:	LDSR:

LANDSTAR, INC.,
a Nevada corporation
RORY WELCH

DATED:	BY:
NAME:
TITLE:
DATED:

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